UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2006

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave 7

Singapore  768923

(Address of principal executive offices, including zip code)

(+65) 6377-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On November 14, 2006, Verigy Ltd. issued a press release regarding Verigy’s financial results for its fourth fiscal quarter ended October 31, 2006.  A copy of Verigy’s press release is attached hereto as Exhibit 99.1.

Verigy includes in the press release certain non-GAAP financial measures, including non-GAAP net income.  As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.

The information contained in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 10, 2006, Verigy’s Compensation Committee determined the actual performance results for the performance measures under Verigy’s incentive compensation bonus program and approved the amount of the bonus to which each plan participant is entitled under the terms of the program for the six-month period ended October 31, 2006.

Verigy’s incentive compensation bonus program is designed to provide short-term incentive compensation based upon the achievement of business-specific goals.  During fiscal year 2006, the executive officers and certain other key employees participated in the program.  The program is administered in six-month performance periods that coincide with each half of Verigy’s fiscal year and provides for cash bonuses to be paid semi-annually when performance targets are achieved.  The target bonus for each participant is equal to a stated percentage of the participant’s base salary.  This stated percentage includes, in each case, a target of 15% of the participant’s base salary that is tied to the same corporate wide objective as apply to all employees and an additional target applicable to the short-term incentive compensation bonus program.

Following the end of each performance period, the Compensation Committee determines the actual performance results for each performance measure and the amount of the bonus to which each plan participant is entitled.  If the relevant performance measures are not achieved, the plan participant may not receive any bonus or only a portion of the target bonus.  If the relevant performance measures are exceeded, the plan participant may receive a bonus in excess of the target bonus.  The maximum potential short-term incentive payout possible for the second half of fiscal year 2006 was 200% of individual target awards, and the minimum possible payout was zero.

Actual bonuses paid to the participants in the program for the second half of the fiscal year under the incentive compensation bonus program were earned based on the achievement of operating profit goals.  Individual target bonuses ranged from 20% to 100% of base salary, including the 15% referred to above.   The actual percent achieved by participants for the six-month program period ended October 31, 2006, ranged from 125% to 190% of individual target bonuses.  For this period, individual target awards for officers were based entirely on the corporate-wide operating profit, with the exception of two officers, each of whose target bonus was based 70% on their respective business division operating profits and 30% on the corporate-wide operating profit.

The following table sets forth the semi-annual bonus amounts earned in the second half of fiscal year 2006 for the President and Chief Executive Officer, the Chief Financial Officer and the Company’s named executive officers who participated in the incentive program.

Name and Current Position	Fiscal Year 2006 Semi-Annual Bonus Amount

Keith L. Barnes, President and Chief Executive Officer	$457,500
Robert J. Nikl, Chief Financial Officer	$102,375
Gayn Erickson, Vice President Memory Test	$114,180
Kristen Robinson, Vice President Human Resources	$79,350
Pascal Ronde, Vice President Sales, Service and Support	$167,495

 Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. dated November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/Robert J. Nikl
Robert J. Nikl Chief Financial Officer

Date:  November 14, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. dated November 14, 2006.